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                                                                      EX-99.B(j)

                        CONSENT OF INDEPENDENT AUDITORS



To the Shareholders and Board of Trustees of Wells Fargo Funds Trust:

To the Interestholders and Board of Trustees of Master Investment Portfolio:

We consent to the use of our report dated April 7, 2000 for LifePath Opportunity Fund, LifePath 2010 Fund, LifePath 2020 Fund, LifePath 2030 Fund and LifePath 2040 Fund (series of Wells Fargo Funds Trust) incorporated by reference herein.

We also consent to the use of our report dated April 7, 2000 for LifePath Income Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, Life Path 2030 Master Portfolio and Life Path 2040 Master Portfolio (series of Master Investment Portfolio) incorporated by reference herein.

We also consent to the reference to our Firm under the headings "Financial Highlights" in the prospectus and "Independent Auditors" in the Statement of Additional Information.



/s/ KPMG LLP

KPMG LLP
San Francisco, California
June 30, 2000